UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2009

ST. BERNARD SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-50813	20-0996152
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15015 Avenue of Science
San Diego, CA 92128
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 676-2277

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 9, 2009, the Board of Directors (the “Board”) of St. Bernard Software, Inc., a Delaware corporation (the “Company”), approved the appointment of Thalia Gietzen as the VP of Finance, effective June 1, 2009.  Prior to her appointment as VP of Finance, Ms. Gietzen has acted in the capacity of Corporate Controller since joining the Company in December 2007.

The Company extended an offer letter to Ms. Gietzen  (the “Offer Letter”), which she signed on July 7, 2009.  Pursuant to the terms of the Offer Letter Ms. Gietzen will be acting as VP of Finance.  Ms. Gietzen is entitled to receive semi-monthly payments of $7,708.33 (before deductions made at Employee's request, if any, and for deductions required by federal, state and local law). Additionally, the Company will grant Ms. Gietzen 100,000 non-qualified stock options under the Company’s 2005 Stock Option Plan to vest in equal installments of 1/36 per month over three years starting on the date of the grant. The Company also grants Ms. Gietzen the option to participate in the benefit plans offered by the Company, including without limitation, insurance plans, 401(k) and other savings plans, short and long term disability insurance, Section 125 (cafeteria) and similar pre-tax expense plans, holidays, sick leave, etc., which may be amended from time to time at the Company’s discretion. Ms. Gietzen can also participate in health insurance for herself and her dependents, and such other benefits as provided by the Company to all of its employees from time to time. Ms. Gietzen will be entitled to four (4) weeks vacation with pay for each twelve-month period, to be taken at times agreed with the Company.  Unused vacation shall accrue according to the Company’s accrued vacation policy, as may be amended from time to time.  Ms. Gietzen’s employment is on an “at-will” basis and not for any specific time period, although if she is terminated without cause, as “cause” is defined in the Offer Letter, then Ms. Gietzen may be entitled to receive three (3) months severance.

The full text of the Offer Letter is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

From 1994 to 2007 and prior to joining St. Bernard, Ms. Gietzen served as the CFO at Vycera Communications, a $20 million telecommunications company. Ms. Gietzen started her professional career in public accounting at Grant Thornton and continues to be a licensed CPA.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The disclosure requirement of this Item 5.02 is included in Item 1.01 above and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
10.1	Offer Letter between St. Bernard Software, Inc. and Thalia Gietzen, dated June 15, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ST. BERNARD SOFTWARE, INC.

Dated: July 13, 2009	By:	/s/ Louis E. Ryan
Louis E. Ryan
Interim Chief Executive Officer